EXHIBIT 32.2

CERTIFICATION OF CORPORATE CONTROLLER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. ss. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ATSI Communications, Inc. on Form 10-Q for the period ending January 31, 2010, as filed with the Securities and Exchange Commission on the date hereof, I, Antonio Estrada Jr., Sr. VP of Finance & Corporate Controller and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C, ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

1)	the Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By /s/ Antonio Estrada Jr.
Antonio Estrada Jr.
Sr. VP of Finance & Corporate Controller and
Principal Financial Officer
March 12, 2010